Summary Translation	Exhibit 4.46

Guarantee Contract

Contract No.:SJZ0910720130006-15

Pledgor : Hebei Ruihua Real Estate Development Co., Ltd.

Pledgee : Hua Xia Bank Shijiazhuang Jianhua Branch

Signing Date :January 31, 2013

Pledge Definition :   To ensure multiple loans Party B (Pledgee) has lent to Shijie Kaiyuan Auto Trade Co., Ltd.., Party A (Pledgor) is willing to provide the Maximum Guarantee hereunder for Party B.

Maximum Amount: RMB150, 000,000

Pledge Term : From January 31, 2013 to January 30, 2014